SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 25, 2008
Date of report (Date of earliest event reported)

 Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11th Floor, South Tower, Jinjiang Times Garden
107 Jin Li Road West
Chengdu , P. R. China, 610072
 (Address of Principal Executive Offices)

+0086-028-86154737
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

Effective as of the date of this filing, we have a new transfer agent and registrar for our common and preferred stock. The new transfer agent, Empire Stock Transfer Inc., is a Direct Registration System eligible agent, which is a requirement for listing on a higher exchange.  Empire is located at 2470 Saint Rose Parkway - Suite 304, Henderson, Nevada 89074; their telephone number is 702-974-1444.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tianyin Pharmaceutical Co., Inc.

By:	/s/ Guoqing Jiang
Name: Guoqing Jiang Title: Chairman and Chief Executive Officer

Date: July 30, 2008